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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the inclusion in this Amendment No. 1 to the Registration Statement of GP Investments Acquisition Corp. on Form S-4, File No. 333-211355, of our report dated March 28, 2016 with respect to our audit of the financial statements of GP Investments Acquisition Corp. as of December 31, 2015 and for the period from January 28, 2015 (inception) through December 31, 2015 which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Marcum LLP

Marcum LLP
New York, NY
June 21, 2016

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  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT